Exhibit 99.1

J2 Global Announces Cash Tender For A Portion Of Its 4.625% Senior Notes Due 2030

Los Angeles, Sept. 24, 2021 – J2 Global, Inc. (Nasdaq: JCOM) (“J2 Global” or the “Company”) today announced the commencement of a cash tender offer (the “Tender Offer”) to purchase up to $90,000,000 aggregate purchase price, exclusive of accrued but unpaid interest (the “Maximum Purchase Amount”), of its outstanding 4.625% Senior Notes due 2030 (the “Notes”).

The following table sets forth certain terms of the Tender Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration
4.625% Senior Notes due 2030	48123VAF9; U52503AB2	$750,000,000	$1,030.00	$50.00	$1,080.00

The terms and conditions of the Tender Offer are described in an Offer to Purchase, dated September 24, 2021 (the “Offer to Purchase”).

Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on October 7, 2021 (the “Early Tender Time”) and accepted for purchase will receive the Total Consideration set forth in the table above, which includes an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes tendered after the Early Tender Time will be eligible only to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration minus the Early Tender Premium.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all holders of Notes accepted for purchase will receive accrued and unpaid interest from and including the last interest payment date to, but not including, the applicable Settlement Date (as defined below) for such Notes.

Tendered Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on October 7, 2021 (the “Withdrawal Time”) and may not be validly withdrawn thereafter except as provided in the Offer to Purchase or applicable law.

The Tender Offer will expire at 11:59 p.m., New York City time, on October 22, 2021, unless extended by J2 Global in its sole discretion (the “Expiration Time”).

Provided that the conditions to the Tender Offer have been satisfied or waived, and assuming acceptance for purchase by J2 Global of the Notes validly tendered pursuant to the Tender Offer, (i) payment for Notes validly tendered at or prior to the Early Tender Time and accepted for purchase in the Tender Offer will be made on the settlement date that is expected to be the second business day following the Early Tender Time, or as promptly as practicable thereafter (the “Early Settlement Date”) and (ii) payment for any Notes validly tendered after the Early Tender Time, but at or prior to the Expiration Time, and accepted for purchase in the Tender Offer will be made on the settlement date that is expected to be the second business day following the Expiration Time (the “Final Settlement Date” and, together with the Early Settlement Date, the “Settlement Dates”).

Acceptance for tenders of the Notes may be subject to proration if the aggregate principal amount of Notes validly tendered and not validly withdrawn would cause the Maximum Purchase Amount to be exceeded. If the Tender Offer is fully subscribed as of the Early Tender Time, holders who validly tender Notes after the Early Tender Time will not have any of such Notes accepted for purchase.

The Company reserves the right, but is under no obligation, to increase the Maximum Purchase Amount at any time, subject to compliance with applicable law, which could result in the Company purchasing a greater aggregate principal amount of Notes in the Tender Offer. There can be no assurance that the Company will exercise its right to increase the Maximum Purchase Amount. If the Company increases the Maximum Purchase Amount, it does not expect to extend the Withdrawal Time, subject to applicable law. Accordingly, holders should not tender any Notes that they do not wish to have purchased in the Tender Offer.

The Tender Offer is not contingent upon the tender of any minimum principal amount of Notes. J2 Global’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is subject to and conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including the consummation of the separation described below under “About J2 Global.” J2 Global reserves the right, subject to applicable law, to: (a) extend the Early Tender Time, Withdrawal Time or Expiration Time to a later date and time as announced by the Company; (b) increase the Maximum Purchase Amount; (c) waive or modify in whole or in part any or all conditions to the Tender Offer; (d) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (e) otherwise modify or terminate the Tender Offer.

The dealer manager for the Tender Offer is Citigroup Global Markets Inc. Any questions regarding the terms of the Tender Offer should be directed to the Dealer Manager, Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. The information agent and tender agent is Global Bondholder Services, Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offer should be directed to the information agent for the Tender Offer, Global Bondholder Services, Inc. at (866) 807-2200 (toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Ekahau, Everyday Health, BabyCenter and What To Expect in its Digital Media business and Consensus, eFax, eVoice, Moz, iContact, Campaigner, Vipre, and IPVanish in its Cloud Services business. J2 Global reaches more than 240 million people per month across its brands. As of December 31, 2020, J2 Global had achieved 25 consecutive fiscal years of revenue growth. For more information about J2 Global, please visit www.j2global.com.

On September 21, 2021, J2 Global announced that its Board of Directors approved its previously announced separation into two independent publicly traded companies – J2 Global, Inc., which will be known as Ziff Davis, Inc. after the separation (“J2,” “J2 Global” or “Ziff Davis”) and Consensus Cloud Solutions, Inc. (“Consensus”). The J2 Global Board of Directors declared a special dividend distribution of one share of Consensus common stock for every three shares of J2 Global common stock outstanding as of the close of business on October 1, 2021, the record date for the distribution. The separation is expected to be completed on October 7, 2021.

Following the separation, J2 Global will be renamed Ziff Davis, Inc. and will trade on Nasdaq under the ticker symbol “ZD.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the proposed spin-off transaction. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including market and other conditions and include uncertainties regarding expected operating performance and financial position of the companies after the separation, whether the separation or the proposed tender offer can be completed with the proposed form, terms or timing, or at all, the costs and expected benefits of the proposed separation, and the expected tax treatment of the transaction. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors described in J2 Global’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by J2 Global with the SEC.

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